EXHIBIT 10.1

DRS Technologies, Inc.

2006 Omnibus Plan

1.     Establishment and Purpose.

There is hereby adopted the DRS Technologies, Inc. 2006 Omnibus Plan (the “Plan”).  This Plan is intended to promote the interests of the Company (as defined below) and the stockholders of DRS Technologies, Inc. (“DRS”) by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; to compensate DRS’s non-employee directors and provide incentives to such non-employee directors which are directly linked to increases in stock value; and to reward the performance of individual officers, other employees, consultants and non-employee directors in fulfilling their responsibilities.

2.     Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)                                  “1996 Plan” shall mean the DRS Technologies, Inc. Amended and Restated 1996 Omnibus Plan, as amended.

(b)                                 “Agreement” shall mean the written agreement between DRS and a Participant evidencing an Incentive Award.

(c)                                  “Board of Directors” shall mean the Board of Directors of DRS.

(d)                                 “Cause” shall mean (1) the willful and continued failure by the Participant substantially to perform his or her duties and obligations to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness); (2) the willful engaging by the Participant in misconduct which is materially injurious to the Company; (3) the commission by the Participant of a felony; or (4) the commission by the Participant of a crime against the Company which is materially injurious to the Company.  For purposes of this Section 2(d), no act, or failure to act, on a Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that his or her action or omission was in the best interest of the Company.  Determination of Cause shall be made by the Committee in its sole discretion.

(e)                                  A “Change in Control” shall mean the occurrence of the event set forth in any one of the following paragraphs:

(i)                                           any Person is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of DRS (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its “Affiliates” (as defined in Rule 12b-2 under the Exchange Act)) representing 20% or more of the combined voting power of DRS’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(ii)                                        the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board of Directors and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of DRS) whose appointment or election by the Board of Directors or nomination for election by DRS’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)                                     there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of DRS, outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 60% of the combined voting power of the voting securities of DRS or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of DRS (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of DRS (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition the Company or its Affiliates of a business) representing 20% or more of the combined voting power of DRS’s then outstanding securities; or

(iv)                                    the stockholders of DRS approve a plan of complete liquidation or dissolution of DRS or there is consummated an agreement for the sale or disposition by DRS of all or substantially all of DRS’s assets, other than a sale or disposition by DRS of all or substantially all of DRS’s assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of DRS immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan with respect to a Participant if, in connection with the Transaction, such Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”).  For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the

Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and the like, or (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company.

(f)                                    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(g)                                 “Committee” shall mean the Executive Compensation Committee of the Board of Directors or any other committee designated by the Board of Directors from time to time to fulfill such function.  The Committee shall consist of two or more persons, each of whom is an “outside director” within the meaning of Section 162(m) of the Code and a “non-employee director” within the meaning of Rule 16b-3.

(h)                                 “Company” shall mean, collectively, DRS and each of its Subsidiaries now held or hereinafter acquired.

(i)                                     “Company Stock” shall mean the common stock of DRS, par value $.01 per share.

(j)                                     “Disability” shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company.

(k)                                  “Effective Date” shall mean the date upon which this Plan is adopted by the Board of Directors.

(l)                                     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(m)                               “Executive Officer” shall have the meaning set forth in Rule 3b-7 promulgated under the Exchange Act.

(n)                                 The “Fair Market Value” of a share of Company Stock, as of a date of determination, shall mean (1) the closing sales price per share of Company Stock on the national securities exchange on which such stock is principally traded for the last preceding date on which there was a sale of such stock on such exchange, or (2) if the shares of Company Stock are not then listed on the New York Stock Exchange, the average of the highest reported bid and lowest reported asked prices for the shares of Company Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market, or (3) if the shares of Company Stock are not then listed on a national securities exchange or traded in an over-the-counter market or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith and in accordance with Section 409A of the Code.

(o)                                 “Full Value Award” shall mean any Incentive Award, other than an Option, Tandem SAR, or Stand-Alone SAR, which Incentive Award is settled in Company Stock.

(p)                                 “Good Reason” shall have the meaning set forth in the Participant’s employment or other agreement with Company or any Subsidiary, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean, the occurrence, on or after the date of a Change in Control and without the affected Participant’s written consent, of (1) the assignment to the Participant of duties in the aggregate that are inconsistent with the Participant’s level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Participant’s responsibilities from those in effect immediately prior to the date of the Change in Control including, without limitation, in the case of a Participant who was, immediately prior to the Change in Control, an executive officer of the Company, such employee ceasing to be an executive officer of a public company; (2) a reduction in the Participant’s annual base salary, annual incentive compensation opportunity, or long term incentive compensation opportunity (including an adverse change in performance criteria or a decrease in the target amount of annual or long term incentive compensation) from that in effect immediately prior to the Change in Control; or (3) the relocation of the Participant’s principal place of employment to a location more than fifty (50) miles from the Participant’s principal place of employment immediately prior to the date of the Change in Control, if such relocation also requires a material change in the Participant’s commute.

(q)                                 “Incentive Award” shall mean any Option, Tandem SAR, Stand-Alone SAR, Restricted Stock, Restricted Stock Unit, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

(r)                                    “Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

(s)                                  “Initial Director” shall mean a Non-Employee Director of DRS who is a member of the Board of Directors on the Effective Date.

(t)                                    “Issue Date” shall mean the date established by DRS on which certificates representing shares of Restricted Stock shall be issued by DRS pursuant to the terms of Section 10(e).

(u)                                 “Non-Employee Director” shall mean a member of the Board of Directors who is not an employee of the Company.

(v)                                 “Non-Qualified Stock Option” shall mean an Option other than an Incentive Stock Option.

(w)                               “Option” shall mean an option to purchase shares of Company Stock granted pursuant to Section 7 (or, with respect to a Non-Employee Director, pursuant to Section 14).

(x)                                   “Other Award” shall mean an award granted pursuant to Section 13.

(y)                                 “Partial Exercise” shall mean an exercise of an Incentive Award for less than the full extent permitted at the time of such exercise.

(z)                                   “Participant” shall mean an employee, consultant or Non-Employee Director of the Company to whom an Incentive Award is granted pursuant to the Plan and, upon the death of such an individual, his or her successors, heirs, executors and administrators, as the case may be.

(aa)                            “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) an underwriter temporarily holding securities pursuant to an offering of such securities or (4) a corporation owned, directly or indirectly, by the stockholders of DRS in substantially the same proportions as their ownership of stock of DRS.

(bb)                          “Restricted Stock” shall mean a share of Company Stock which is granted pursuant to the terms of Section 10 and which is subject to the restrictions set forth in Section 10(c).

(cc)                            “Restricted Stock Unit” shall mean the right, granted pursuant to Section 11, to receive, subject to such restrictions as the Committee may determine, the Fair Market Value of a share of Company Stock in shares.

(dd)                          “Rule 16b-3” shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

(ee)                            “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

(ff)                                “Stand-Alone SAR” shall mean a stock appreciation right which is granted pursuant to Section 9 and which is not related to any Option.

(gg)                          “Stock Bonus” shall mean a bonus payable in shares of Company Stock granted pursuant to Section 12.

(hh)                          “Subsequent Director” shall mean a Non-Employee Director of DRS who becomes a member of the Board of Directors subsequent to the Effective Date.

(ii)                                  “Subsidiary” shall mean a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(jj)                                  “Tandem SAR” shall mean a stock appreciation right which is granted pursuant to Section 8 and which is related to an Option.

(kk)                            “Vesting Date” shall mean the date established by the Committee on which a share of Restricted Stock or a Restricted Stock Unit may vest.

3.     Stock Subject to the Plan.

(a)                                  Shares Available for Awards.

The maximum number of shares of Company Stock reserved for issuance under the Plan (the “Share Limit”) shall be 4,000,000 shares (subject to adjustment as provided herein); provided that each share issued under the Plan pursuant to a Full Value Award shall reduce the Share Limit by 2 shares for every one share actually issued in connection with such Incentive Award.  (For example, if 100 shares of Restricted Stock are granted under this Plan, 200 shares shall reduce the Share Limit in connection with that Incentive Award).  Such shares may be authorized but unissued Company Stock or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.  The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.  The following will not reduce the number of shares of Company Stock available under the Plan;  (1) the grant of a Tandem SAR, a Stand-Alone SAR or Restricted Stock Unit, (2) the exchange by a Participant of any Tandem SAR, Stand-Alone SAR or Restricted Stock Unit for a cash payment by the Company, or (3) the grant of any Incentive Award made in connection with an acquisition and in substitution of awards otherwise cancelled in connection with such acquisition.  Notwithstanding anything contained herein to the contrary:  (A) shares of Company Stock tendered in payment of the exercise price of an Option shall not be added to the maximum share limitations described above; (B) shares of Company Stock withheld by the Company to satisfy the tax withholding obligations shall not be added to the maximum share limitations described above; and (C) all shares of Company Stock covered by a Stand-Alone SAR or Tandem SAR, to the extent that such Stand-Alone SAR or Tandem SAR is exercised and whether or not shares of Company Stock are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.  Upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Incentive Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised.

(b)                                 Individual Limitation.

The total number of shares of Company Stock subject to Incentive Awards (including Incentive Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Stand-Alone SARs and Restricted Stock Units), granted to any employee during any tax year of the Company, shall not exceed 200,000 shares (subject to adjustment as provided herein).  Determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code.

(c)                                  Adjustment for Change in Capitalization.

If the Committee should determine that any dividend or other distribution (whether in the form of cash, Company Stock, or other property), recapitalization, Company Stock split, reverse Company Stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Company Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (1) the number and kind of shares of Company Stock which may thereafter be issued in connection with Incentive Awards, (2) the number and kind of shares of Company Stock issued or issuable in respect of outstanding Incentive Awards, (3) the exercise price, grant price or purchase price relating to any Incentive Award, and (4) the maximum number of shares subject to Incentive Awards which may be awarded to any employee during any tax year of the Company; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

(d)                                  Re-Use of Shares.

Except as provided below, any shares subject to an Incentive Award, including an Incentive Award granted under the 1996 Plan, that remain unissued upon the cancellation, surrender, exchange or termination of such award for any reason whatsoever and any forfeited shares of Restricted Stock, including any forfeited shares of Restricted Stock granted under the 1996 Plan, shall again become available for Incentive Awards.  Notwithstanding the foregoing, shares of Company Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Incentive Award under the Plan, as well as any shares of Company Stock exchanged by a Participant or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Incentive Award under the Plan, shall not be available for subsequent Incentive Awards under the Plan.  Upon the exercise of any Incentive Award granted in tandem with any other Incentive Awards, such related Awards shall be cancelled to the extent of the number of shares of Company Stock as to which the Incentive Award is exercised and such number of shares shall no longer be available for Incentive Awards under the Plan.

4.     Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Incentive Awards; to determine the persons to whom and the time or times at which Incentive Awards shall be granted; to determine the type and number of Incentive Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Incentive Award; to determine whether, to what extent, and under what circumstances an Incentive Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Incentive Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other determinations deemed necessary or advisable for the administration of the Plan.  Notwithstanding the foregoing, the Committee shall not take any action with respect to an Incentive Award that would be treated, for accounting purposes, as a “repricing” of such Incentive Award unless such action is approved by the Company’s shareholders.

The Committee may, in its absolute discretion, without amendment to the Plan, upon the death, Disability, retirement or termination by the Company without Cause of any Participant (a) accelerate the date on which any Option or Stand-Alone SAR granted to such Participant under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option or Stand-Alone SAR, and (b) accelerate the Vesting Date or Issue Date, or waive any condition imposed hereunder, with respect to any share of Restricted Stock, Restricted Stock Unit or other Incentive Award granted to such Participant or otherwise adjust any of the terms applicable to any such Incentive Award.

No member of the Committee shall be liable for any action, omission or determination relating to the Plan, and the Company shall indemnify (to the extent permitted under Delaware law and the certificate of incorporation of the Company) and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.     Eligibility.

Incentive Awards pursuant to the Plan may be granted to employees of the Company, including officers of the Company, whether or not they are directors of DRS, consultants and Non-Employee Directors of the Company.

6.     Awards Under the Plan; Agreement.

The Committee may grant Options, Tandem SARs, Stand-Alone SARs, shares of Restricted Stock, Stock Bonuses, Restricted Stock Units and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.  Non-Qualified Stock Options shall be granted to Non-Employee Directors in accordance with Section 14.

Each Incentive Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable. By accepting an Incentive Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.     Options.

(a)                                  Identification of Options.

Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option.

(b)                                  Exercise Price.

Each Agreement with respect to an Option shall set forth the amount (the ”option exercise price”) payable by the grantee to the Company upon exercise of the Option.  The option exercise price per share shall be determined by the Committee; provided, however, that the option exercise price shall in no event be less than the Fair Market Value of a share of Company Stock on the date the Option is granted.

(c)                                  Term and Exercise of Options.

(i)             Unless the applicable Agreement provides otherwise, an Option shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant.  The Committee shall determine the expiration date of each Option; provided, however, that no Option shall be exercisable more than 10 years after the date of grant.  Unless the applicable Agreement provides otherwise, no Option shall be exercisable prior to the first anniversary of the date of grant.

(ii)          An Option may be exercised for all or any portion of the shares as to which it is exercisable, provided that no Partial Exercise of an Option shall be for an aggregate exercise price of less than $1,000.  The Partial Exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(iii)       An Option shall be exercised in a manner prescribed by the Company.  Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (i) by personal check, certified check, bank cashier’s check or wire transfer; (ii) subject to the approval of the Committee, in shares of Company Stock owned by the Participant valued at their Fair Market Value on the effective date of such exercise; or (iii) subject to the approval of the Committee, by such other provision as the Committee may from time to time authorize.  Any payment in shares of Company Stock shall be effected by (A) the delivery of such shares to the Secretary of DRS, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of DRS shall require, or (B) such other manner prescribed by the Company.

(iv)      Reasonably promptly after the exercise of an Option, unless otherwise determined by the Committee, DRS, in its sole discretion, may either (i) issue a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares or (ii) establish and maintain, or cause a representative to establish and maintain, an account to record the Company Stock granted to such Participant and transactions and events affecting such stock.  No adjustment to any Option shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

(d)                                  Limitations on Incentive Stock Options.

(i)             To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company (or any Subsidiary) shall exceed $100,000, such Options shall be treated as Non-Qualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

(ii)                      No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is attributed to own by virtue of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Subsidiary unless (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(e)                                  Effect of Termination of Employment.

(i)             Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or death, (i) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is three months after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at 5:00 pm New York City time on the date of such termination. The three-month period described in this Section 7(e)(1) shall be extended to one year from the date of such termination in the event of the Participant’s death during such three-month period. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.

(ii)          Unless the applicable Agreement provides otherwise, in the event that the employment of a Participant with the Company shall terminate on account of the Disability or death of the Participant, (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii)       In the event of the termination of a Participant’s employment for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(f)                                    Acceleration of Exercise Date Upon Change in Control.

Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately vested and exercisable and shall remain exercisable until its expiration, termination or cancellation unless such Options are converted, assumed, or replaced by a successor with an award of equivalent economic value containing equivalent terms.  With respect to any converted, assumed, or replaced Options, if a Participant’s employment is subsequently terminated without Cause or for Good Reason within 24 months of the Change in Control, such Options shall become fully and immediately vested and exercisable upon the date of the Participant’s termination.

8.     Tandem SARs.

The Committee may grant in connection with any Option granted hereunder, except a Non-Qualified Stock Option granted to a Non-Employee Director pursuant to Section 14, one or more Tandem SARs relating to a number of shares of Company Stock less than or equal to the number of shares of Company Stock subject to the related Option. A Tandem SAR granted in connection with an Option must be granted at the same time that such Option is granted; provided, however, that a Tandem SAR granted in connection with a Non-Qualified Stock Option may be granted subsequent to the time that such Non-Qualified Stock Option is granted.

(a)                                  Benefit Upon Exercise.

The exercise of a Tandem SAR with respect to any number of shares of Company Stock shall entitle the Participant to a cash payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the option exercise price of the related Option. Such payment shall be made as soon as practicable after the effective date of  such exercise.

(b)                                  Term and Exercise of Tandem SAR.

(i)             A Tandem SAR shall be exercisable only if and to the extent that its related Option is exercisable.

(ii)          The exercise of a Tandem SAR with respect to a number of shares of Company Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares.  The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Section 8(b)(2)), with respect to a number of shares of Company Stock shall cause the automatic and immediate cancellation of any related Tandem SARs to the extent of the number of shares of Company Stock subject to such Option which is so exercised, cancelled, terminated or expired.

(iii)       A Tandem SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Tandem SAR shall be for an aggregate exercise price of less than $1,000.

(iv)      No Tandem SAR shall be assignable or transferable otherwise than together with its related Option.

(v)         A Tandem SAR shall be exercised by delivering notice to DRS’s principal office, to the attention of its Secretary. Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant or other person then having the right to exercise the Option to which the Tandem SAR is related.

9.     Stand-Alone SARs.

(a)                                  Exercise Price.

The exercise price per share of a Stand-Alone SAR shall be determined by the Committee at the time of grant, but shall in no event be less than the Fair Market Value of a share of Company Stock on the date of grant.

(b)                                  Benefit Upon Exercise.

The exercise of a Stand-Alone SAR with respect to any number of shares of Company Stock shall entitle the Participant to a payment, for each such share, equal to the excess of (1) the Fair Market Value of a share of Company Stock on the exercise date over (2) the exercise price of the Stand-Alone SAR.  Such payments shall be made as soon as practicable after such exercise, in cash and/or shares of Company Stock, as determined by the Committee.  No adjustment shall be made to any Stand-Alone SAR for dividends or other rights for which the record date occurs prior to the date shares of Company Stock are issued.

(c)                                  Term and Exercise of Stand-Alone SARs.

(i)             Unless the applicable Agreement provides otherwise, a Stand-Alone SAR shall become cumulatively exercisable as to 25 percent of the shares covered thereby on each of the first, second, third and fourth anniversaries of the date of grant. The Committee shall determine the expiration date of each Stand-Alone SAR. Unless the applicable Agreement provides otherwise, no Stand-Alone SAR shall be exercisable prior to the first anniversary of the date of grant.

(ii)          A Stand-Alone SAR may be exercised for all or any portion of the shares as to which it is exercisable; provided, that no Partial Exercise of a Stand-Alone SAR shall be for an aggregate exercise price of less than $1,000.

(iii)       A Stand-Alone SAR shall be exercised by delivering notice to DRS’s principal office, to the attention of its Secretary.  Such notice shall be accompanied by the applicable Agreement, shall specify the number of shares of Company Stock with respect to which the Stand-Alone SAR is being exercised, and the effective date of the proposed exercise, and shall be signed by the Participant.

(d)                                  Effect of Termination of Employment.

The provisions set forth in Section 7(e) with respect to the exercise of Options following termination of employment shall apply as well to such exercise of Stand-Alone SARs.

(e)                                  Acceleration of Exercise Date Upon Change in Control.

Upon the occurrence of a Change in Control any Stand-Alone SAR granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation unless such Stand-Alone SARs are converted, assumed, or replaced by a successor with an award of equivalent economic value containing equivalent terms.  With respect to any converted, assumed, or replaced Stand-Alone SARs, if a Participant’s employment is subsequently terminated without Cause or for Good Reason within 24 months of the Change in Control, such Stand-Alone SARs shall become fully and immediately vested upon the date of the Participant’s termination.

10.  Restricted Stock.

(a)                                  Issue Date and Vesting Date.

At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares.  The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class.  If the grantee is employed by the Company on an Issue Date (which may be the date of grant), the specified number of shares of Restricted Stock shall be issued in accordance with the provisions of Section 10(e). Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 10(b) are satisfied, and except as provided in Section 10(g), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 10(c) shall lapse.

(b)                                  Conditions to Vesting.

At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appropriate.

(c)                                  Restrictions on Transfer Prior to Vesting.

Prior to the vesting of a share of Restricted Stock, no transfer of a Participant’s rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

(d)                                  Dividends on Restricted Stock.

The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

(e)                                  Issuance of Certificates.

(i)             Reasonably promptly after the Issue Date with respect to shares of Restricted Stock, unless otherwise determined by the Committee, DRS, in its sole discretion, may either (i) issue a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, however that DRS shall not cause such a stock certificate to be issued unless it has received a stock power duly endorsed in blank with respect to such shares; and provided further that unless determined otherwise by the Committee such stock certificates shall be held by the Company or its representative or (ii) establish and maintain, or cause a representative to establish and maintain, an account to record the shares of Restricted Stock granted to such Participant and transactions and events affecting such stock.

(ii)          The following legend shall be (i) inscribed on any certificate issued or (ii) notated on any account established, for Restricted Stock prior to the lapse of any outstanding restrictions:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS (INCLUDING FORFEITURE PROVISIONS AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE DRS TECHNOLOGIES, INC. 2006 OMNIBUS PLAN, AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND DRS. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF DRS, 5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054.

Such legend shall not be removed until such shares vest pursuant to the terms hereof.  Reasonably promptly after the Vesting Date with respect to shares of Restricted Stock, unless otherwise determined by the Committee, DRS, in its sole discretion, may either issue to the Participant or the Participant’s personal representative or deposit in such Participant’s or the Participant’s personal representative’s brokerage account via electronic transfer, a stock certificate representing one share of Company Stock, with respect to each whole share of Restricted Stock.

(f)                                    Consequences of Vesting.

Upon the vesting of a share of Restricted Stock, the restrictions of Section 10(c) shall lapse with respect to such share. Reasonably promptly after a share of Restricted Stock vests, DRS shall cause to be delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 10(e).

(g)                                 Effect of Termination of Employment.

(i)             Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, upon the termination of a Participant’s employment for any reason other than Cause, any and all shares to which restrictions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, DRS; provided that if the Committee, in its sole discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant’s rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfeiture of shares pursuant to this section, DRS shall repay to the Participant (or the Participant’s estate) any amount paid by the Participant for such shares. In the event that DRS requires a return of shares, it shall also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

(ii)          In the event of the termination of a Participant’s employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termination shall immediately be returned to DRS, together with any dividends paid on such shares, in return for which DRS shall repay to the Participant any amount paid by the Participant for such shares.

(h)                                 Effect of Change in Control.

Upon the occurrence of a Change in Control all outstanding shares of Restricted Stock which have not theretofore vested shall immediately vest and all restrictions on such shares shall immediately lapse unless such shares of Restricted Stock are converted, assumed, or replaced by a successor with an award of equivalent economic value containing equivalent terms.  With respect to any converted, assumed, or replaced shares of Restricted Stock, if a Participant’s employment is subsequently terminated without Cause or for Good Reason within 24 months of the Change in Control, such shares of Restricted Stock shall become fully and immediately vested upon the date of the Participant’s termination.

(i)                                    Special Provisions Regarding Awards.

Notwithstanding anything to the contrary contained herein, Restricted Stock granted to Executive Officers pursuant to this Section 10 may be subject to attainment by the Company (or a Subsidiary or division of DRS if applicable) of performance goals pre-established by the Committee, based on one or more of the following criteria: (1) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (2) pre-tax income or after-tax income; (3) earnings per common share (basic or diluted); (4) operating profit; (5) revenue, revenue growth or rate of revenue growth; (6) return on assets (gross or net), return on investment, return on capital, or return on equity; (7) returns on sales or revenues; (8) operating expenses; (9) stock price appreciation; (10) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (11) implementation or completion of critical projects or processes; (12) economic value created; (13) cumulative earnings per share growth; (14) operating margin or profit margin; (15) common stock price or total stockholder return; (16) cost targets, reductions and savings, productivity and efficiencies; (17) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (18) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (19) any combination of, or a specified increase in, any of the foregoing.  Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, any Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.  The performance goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).  Each of the foregoing performance goals shall be determined in accordance with generally accepted accounting principles; provided that the Committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.  Shares of Restricted Stock granted to Executive Officers pursuant to this Section 10 and subject to the attainment by DRS of the Company (or a Subsidiary or division of DRS if applicable), shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

(j)                                    Consent to Electronic Delivery.

In lieu of issuing documents in paper format, to the fullest extent permitted by law, the Committee may, in its discretion provide for electronic delivery of any documents that DRS may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms or communications) in connection with the grant of awards and any other prior or future incentive award or program made or offered by DRS or its predecessors or successors.

11.  Restricted Stock Units.

(a)                                  Vesting Date.

At the time of the grant of Restricted Stock Units, the Committee shall establish a Vesting Date or Vesting Dates with respect to such units.  The Committee may divide such units into classes and assign a different Vesting Date for each class.  Provided that all conditions to the vesting of a Restricted Stock Unit imposed pursuant to Section 11(c) are satisfied, and except as provided in Section 11(d), upon the occurrence of the Vesting Date with respect to a Restricted Stock Unit, such unit shall vest.

(b)                                  Benefit Upon Vesting.

Upon the vesting of a Restricted Stock Unit, the Participant shall be entitled to receive, within 30 days of the date on which such unit vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such Restricted Stock Unit vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the Restricted Stock Unit was granted and terminating on the date on which such unit vests.

(c)                                  Conditions to Vesting.

At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such units as it, in its absolute discretion, deems appropriate.

(d)                                  Effect of Termination of Employment.

Subject to such other provision as the Committee may set forth in the applicable Agreement, and to the Committee’s amendment authority pursuant to Section 4, Restricted Stock Units that have not vested, together with any dividends credited on such units, shall be forfeited upon the Participant’s termination of employment for any reason.

(e)                                  Effect of Change in Control.

Upon the occurrence of a Change in Control, all outstanding Restricted Stock Units which have not theretofore vested shall immediately vest and payment in respect of such units shall be made in accordance with the terms of this Plan unless such Restricted Stock Units are converted, assumed, or replaced by a successor with an award of equivalent economic value containing equivalent terms.  If a Participant’s employment is subsequently terminated without Cause or for Good Reason within 24 months of the Change in Control, any such Restricted Stock Units so converted, assumed, or replaced that remain unvested shall become fully and immediately vested upon the date of the Participant’s termination.

(f)                                    Special Provisions Regarding Awards.

Notwithstanding anything to the contrary contained herein, the vesting of Restricted Stock Units granted pursuant to this Section 11 to Executive Officers may be based on the attainment by DRS or the Company (or a Subsidiary or division of DRS if applicable) of one or more of the performance criteria set forth in Section 10(i), in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Restricted Stock Unit award will be made to an Executive Officer until the attainment of the respective performance measures have been certified by the Committee.

(g)                                 Bookkeeping.

The Company shall establish and maintain an account for the participant to record Restricted Stock Units and transactions and events affecting such units. Restricted Stock Units and other items reflected in the account will represent only bookkeeping entries by the Company to evidence unfunded obligations of the Company.

12.  Stock Bonuses.

In the event that the Committee grants a Stock Bonus, as soon as practicable after the date on which such Stock Bonus is payable, unless otherwise determined by the Committee, DRS, in its sole discretion, may either (i) issue a stock certificate, registered in the name of the Participant to whom such grant was made, evidencing such shares or (ii) establish and maintain, or cause a representative to establish and maintain, an account to record the Stock Bonus granted to such Participant and transactions and events affecting such stock.

Executive Officers shall be eligible to receive Stock Bonus grants hereunder only after a determination of eligibility is made by the Committee, in its sole discretion.

13.  Other Awards.

Other forms of Incentive Awards (“Other Awards”) valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Incentive Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

14.  Non-Employee Director Formula Stock Options.

The provisions of this Section 14 shall apply only to grants of Non-Qualified Stock Options to Non-Employee Directors.

(a)                                  General.

Non-Employee Directors shall receive Non-Qualified Stock Options under the Plan, in addition to any other Incentive Awards granted to Non-Employee Directors.  The exercise price per share of Company Stock purchasable under Non-Qualified Stock Options granted to Non-Employee Directors shall be the Fair Market Value of a share of Company Stock on the date of grant.  No Non-Qualified Stock Option granted to a Non-Employee Director may be subject to an acceleration of exercisability except upon a Change in Control as described in Section 7(f).

(b)                                  Initial Grants to Subsequent Directors.

Unless otherwise determined, each Subsequent Director shall, at the time such director becomes a member of the Board of Directors, be granted automatically a Non-Qualified Stock Option to purchase 5,000 shares of Company Stock.

(c)                                  Subsequent Grants to Directors.

On the date of each annual meeting of the stockholders of DRS subsequent to the annual meeting immediately following the Effective Date, unless otherwise determined, each continuing Initial Director will be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock; provided, however, that in no event shall a continuing Initial Director be granted Non-Qualified Stock Options to purchase more than 2,500 shares of Company Stock under the Plan or any other stock option plan of the Company during any tax year of the Company.  On the date of each annual meeting of the stockholders of DRS subsequent to a Subsequent Director’s becoming a member of the Board of Directors, unless otherwise determined, such Subsequent Director shall be granted automatically a Non-Qualified Stock Option to purchase 2,500 shares of Company Stock.

(d)                                  Method and Time of Payment.

The Option exercise price shall be paid in full, at the time of exercise, in cash (including cash received from the Company as compensation), in shares of Company Stock having a Fair Market Value equal to such Option exercise price, in a combination of cash and Company Stock or through a cashless exercise procedure.

(e)                                  Term and Exercisability.

Each Non-Qualified Stock Option granted under this Section 14 shall (1) be exercisable as to 100% of the shares of Company Stock covered thereby on the first anniversary of the date that the Non-Qualified Stock Option is granted and (2) expire ten years from the date of grant.

(f)                                    Termination.

In the event of the termination of a Non-Employee Director’s service with DRS other than for Cause, any Non-Qualified Stock Option granted to such Non-Employee Director under this Section 14, to the extent that it is exercisable on the date of such termination, may be exercised by such Non-Employee Director (or, if applicable, by his or her executors, administrator, legatees or distributees) until the earlier of (1) the date that is two years from the date of such termination or (2) the expiration of such Non-Qualified Stock Option. In the event of the termination of a Non-Employee Director’s service with DRS for Cause, all outstanding Non-Qualified Stock Options granted to such Non-Employee Director shall expire at the commencement of business on the date of such termination.

15.  Rights as a Stockholder.

No person shall have any rights as a stockholder with respect to any shares of Company Stock covered by or relating to any Incentive Award until the date of issuance of a stock certificate with respect to such shares.  Except as otherwise expressly provided in Section 3(c), no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

16.  No Special Employment Rights; No Right to Incentive Award.

Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a participant at any time shall neither require the Committee to grant any other Incentive Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

17.  Securities Matters.

(a)                                  DRS shall be under no obligation to effect the registration pursuant to the Securities Act of any interests in the Plan or any shares of Company Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, DRS shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Company Stock pursuant to the Plan unless and until DRS is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear  such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)                                 The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to DRS shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

18.  Withholding Taxes.

Whenever cash is to be paid pursuant to an Incentive Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

Whenever shares of Company Stock are to be delivered pursuant to an Incentive Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.  With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value less than or equal to the amount of tax to be withheld, but not greater than the statutory minimum. Such shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Incentive Award.

19.  Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and a notification required pursuant to regulation issued under the authority of Section 83(b) of the Code.

20.       Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.

Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

21.  Amendment or Termination of the Plan.

The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that stockholder approval shall be required if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code.  Incentive Awards may be granted under the Plan prior to the receipt of such stockholder approval but each such grant shall be subject in its entirety to such approval and no award may be exercised, vested or otherwise satisfied prior to the receipt of such approval. Nothing herein shall restrict the Committee’s ability to exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant’s rights under any outstanding Incentive Award.

22.  Transfers Upon Death; Nonassignability.

Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executor or administrator of the Participant’s estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution.  No transfer of an Incentive Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

A Participant may, upon providing written notice to the Secretary of DRS and subject to any conditions as the Committee may prescribe, elect to transfer any or all Options granted to such Participant pursuant to the Plan only to members of his or her immediate family, including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

23.  Expenses and Receipts.

The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

24.  Failure to Comply.

In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant (or beneficiary) to comply with any of the terms and conditions of the Plan or the applicable Agreement, unless such failure is remedied by such Participant (or beneficiary) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

25.  Effective Date and Term of Plan.

The Plan became effective on the Effective Date, but the Plan (and any grants of Incentive Awards made prior to stockholder approval of the Plan) shall be subject to the requisite approval of the stockholders of DRS. In the absence of such approval, such Incentive Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Incentive Awards under the Plan will terminate on the tenth anniversary of the Effective Date.  Incentive Awards outstanding at Plan termination will remain in effect according to their terms and the provisions of the Plan.

26.  Applicable Law.

Except to the extent preempted by any applicable federal law, the Plan will be construed and administered in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of law.

27.  Participant Rights.

No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Incentive Award shall have no rights as a stockholder with respect to any shares covered by any award until the date of the issuance of a Company Stock certificate to him or her for such shares.

28.  Unfunded Status of Awards.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Incentive Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

29.  No Fractional Shares.

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Incentive Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

30.  Beneficiary.

A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the grantee’s beneficiary.

31.  Interpretation.

The Plan is designated and intended to comply with Rule 16b-3 and, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

32.  Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.